File No. ~~812-15806~~812-15941

_____________________
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
In the Matter of the Application of:
~~GLADSTONE ALTERNATIVE~~ARISTOTLE PACIFIC ENHANCED CLO INCOME FUND~~; GLADSTONE CAPITAL CORPORATION;~~
~~GLADSTONE INVESTMENT CORPORATION; GLADSTONE BUSINESS LOAN, LLC; GLADSTONE~~
~~BUSINESS INVESTMENT, LLC AND GLADSTONE MANAGEMENT CORPORATION~~
615 East Michigan Street
Milwaukee, Wisconsin 53202
and
ARISTOTLE PACIFIC CAPITAL, LLC, APC HIGH YIELD BOND FUND, LP, APC SHORT DURATION HIGH YIELD FUND, LP, PACIFIC ASSET MANAGEMENT BANK LOAN L.P., APC MULTI-SECTOR BOND, L.P.
~~1521 Westbranch~~840 Newport Center Drive, ~~Suite 100~~7th Floor
Newport Beach, California 92660
~~McLean, Virginia 22102~~
~~Telephone: (703) 287-5800~~
_____________________
AMENDMENT NO. ~~1~~2 TO APPLICATION FOR AN ORDER PURSUANT TO
SECTIONS 17(d) AND 57(i)
OF THE INVESTMENT COMPANY ACT OF 1940
AND RULE 17d-1
UNDER THE INVESTMENT COMPANY ACT OF 1940
PERMITTING CERTAIN JOINT
TRANSACTIONS OTHERWISE PROHIBITED BY SECTIONS 17(d) AND 57(a)(4) OF AND RULE
17d-1 UNDER THE INVESTMENT COMPANY ACT OF 1940
EXPEDITED REVIEW REQUESTED UNDER 17 CFR 270.0-5(d)
_____________________
All Communications, Notices and Orders to:

Alyssa M. Bernard, Secretary Aristotle Pacific Enhanced CLO Income Fund c/o U.S. Bank Global Fund Services 615 East Michigan Street Milwaukee, Wisconsin 53202 (414) 516-1681 alyssa.bernard@usbank.com	Joseph Lallande, Esq. General Counsel & Secretary Aristotle Pacific Capital, LLC 840 Newport Center Drive, 7th Floor Newport Beach, California 92660 (949) 999-4928 jlallande@aristotlecap.com
~~David Gladstone~~_____________________
~~Chief Executive Officer~~

~~VP/#75196535.3~~

~~Gladstone Management Corporation~~
~~1521 Westbranch Drive, Suite 100~~
~~McLean, Virginia 22102~~
~~Telephone: (703) 287-5800~~
~~david.gladstone@gladstone.com~~
Copies to:

Deborah Bielicke Eades Vedder Price P.C. 222 North LaSalle Street Chicago, Illinois 60601 (312) 609-7661 deades@vedder.com	Joseph M. Mannon Vedder Price P.C. 222 North LaSalle Street Chicago, Illinois 60601 (312) 609-7883 jmannon@vedder.com
_____________________
~~William J. Tuttle, P.C.~~
~~Erin M. Lett~~
~~Kirkland & Ellis LLP~~
~~1301 Pennsylvania Avenue, NW~~
~~Washington, DC 20004~~
~~(202) 389-5000~~
~~william.tuttle@kirkland.com~~
~~erin.lett@kirkland.com~~
~~August 12~~April 3, ~~2025~~2026

~~VP/#75196535.3~~

UNITED STATES OF AMERICA
BEFORE THE
SECURITIES AND EXCHANGE COMMISSION

IN THE MATTER OF
ARISTOTLE PACIFIC ENHANCED CLO INCOME FUND
615 EAST MICHIGAN STREET
MILWAUKEE, WISCONSIN 53202

~~GLADSTONE ALTERNATIVE INCOME FUND; GLADSTONE CAPITAL CORPORATION; GLADSTONE INVESTMENT CORPORATION; GLADSTONE BUSINESS LOAN, LLC; GLADSTONE BUSINESS INVESTMENT, LLC; AND GLADSTONE MANAGEMENT CORPORATION~~
AND

~~1521 Westbranch Drive, Suite 100~~
ARISTOTLE PACIFIC CAPITAL, LLC, APC HIGH YIELD BOND FUND, LP, APC SHORT DURATION HIGH YIELD FUND, LP, PACIFIC ASSET MANAGEMENT BANK LOAN L.P., APC MULTI-SECTOR BOND, L.P.
~~McLean, Virginia 22102~~

840 NEWPORT CENTER DRIVE, 7TH FLOOR
NEWPORT BEACH, CALIFORNIA 92660

File No. ~~812-15806~~812-15941
EXPEDITED REVIEW REQUESTED UNDER 17 CFR 270.0-5(d).
:
AMENDMENT NO. ~~1~~2 TO APPLICATION FOR AN ORDER PURSUANT TO SECTIONS 17(d) AND 57(i) OF THE INVESTMENT COMPANY ACT OF 1940 AND RULE 17d-1 UNDER THE INVESTMENT COMPANY ACT OF 1940 PERMITTING CERTAIN JOINT TRANSACTIONS OTHERWISE PROHIBITED BY SECTIONS 17(d) AND 57(a)(4) OF AND RULE 17d-1 UNDER THE INVESTMENT COMPANY ACT OF 1940

~~VP/#75196535.3~~

I.    SUMMARY OF APPLICATION
The following entities hereby request an order (the “Order”) of the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) under ~~Section~~Sections 17(d) and 57(i) of the Investment Company Act of 1940, as amended (the “1940 Act”),1 and Rule 17d-1, permitting certain joint transactions otherwise prohibited by Sections 17(d) and 57(a)(4) of the 1940 Act and Rule 17d-1 thereunder. ~~The Order would supersede the exemptive order issued by the Commission on July 26, 2012 (the “Prior Order”)2that was granted pursuant to Sections 17(d), 57(a)(4), 57(i) and Rule 17d-1, with the result that no person will continue to rely on the Prior Order if the Order is granted.~~
•    ~~Gladstone Alternative~~Aristotle Pacific Enhanced CLO Income Fund, a non-diversified, closed-end management investment company registered under the 1940 Act (“~~GALT~~APECIF” or the “Existing Regulated Fund”)~~;~~
~~•    Gladstone Capital Corporation, a closed-end management investment company that has elected to be regulated as a business development company (“GLAD”);~~
~~•    Gladstone Investment Corporation, a closed-end management investment company that has elected to be regulated as a business development company (“GAIN” and, together with GALT and GLAD, the “Existing Regulated Funds”);~~
•    Certain vehicles, (as identified on Schedule A hereto) (the “Existing ~~Wholly-Owned Subsidiaries~~Affiliated Funds”), each of which is a separate and distinct legal entity and each of which ~~is a Wholly-Owned Investment Sub (as defined below) of an Existing Regulated Fund; and~~would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act;
•    ~~Gladstone Management Corporation~~Aristotle Pacific Capital, LLC, the investment adviser to ~~GALT, GLAD and GAIN (“GMC~~APECIF and the investment adviser or sub-adviser to each Existing Affiliated Fund (“Aristotle Pacific” and, together with the Existing Regulated ~~Funds~~Fund and the Existing ~~Wholly-Owned Subsidiaries~~Affiliated Funds, the “Applicants”)~~;3~~.4
1     Unless otherwise indicated, all section and rule references herein are to the 1940 Act and rules promulgated thereunder.
~~2     Gladstone Capital Corporation, et al. (File No. 812-13878), Release No. IC-30125 (June 29, 2012) (notice), Release No. IC-30154 (July 26, 2012) (order).~~
~~3     All existing entities that currently intend to rely upon the requested Order have been named as Applicants. Any other existing or future entity that subsequently relies on the Order will comply with the terms and conditions of the Application.~~
4     All existing entities that currently intend to rely upon the requested Order have been named as Applicants. Any other existing or future entity that subsequently relies on the Order will comply with the terms and conditions of the Application.

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The relief requested in this application for the Order (the “Application”) would allow a Regulated Fund~~4~~5 and one or more Affiliated Entities~~5~~6 to engage in Co-Investment Transactions~~6~~7 subject to the terms and conditions described herein. The Regulated Funds and Affiliated Entities that participate in a Co-Investment Transaction are collectively
~~4~~5     “Regulated Fund” means the Existing Regulated ~~Funds~~Fund and any Future Regulated Funds. “Future Regulated Fund” means an entity (a) that is a closed-end management investment company registered under the 1940 Act, or a closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act, (b) whose (1) primary investment adviser or (2) sub-adviser is an Adviser (as defined below) and (c) that intends to engage in Co-Investment Transactions. If an Adviser serves as sub-adviser to a Regulated Fund whose primary adviser is not also an Adviser, such primary adviser shall be deemed to be an Adviser with respect to conditions 3 and 4 only. The term Regulated Fund also includes (a) any Wholly-Owned Investment Sub (as defined below) of a Regulated Fund, (b) any Joint Venture (as defined below) of a Regulated Fund, and (c) any BDC Downstream Fund (as defined below) of a Regulated Fund that is a business development company. “Wholly-Owned Investment Sub” means an entity: (a) that is a “wholly-owned subsidiary” (as defined in Section 2(a)(43) of the 1940 Act) of a Regulated Fund; (b) whose sole business purpose is to hold one or more investments and which may issue debt on behalf or in lieu of such Regulated Fund; and (c) is not a registered investment company or a business development company. “Joint Venture” means an unconsolidated joint venture subsidiary of a Regulated Fund, in which all portfolio decisions, and generally all other decisions in respect of such joint venture, must be approved by an investment committee consisting of representatives of the Regulated Fund and the unaffiliated joint venture partner (with approval from a representative of each required). “BDC Downstream Fund” means an entity (a) directly or indirectly controlled by a Regulated Fund that is a business development company, (b) that is not controlled by any person other than the Regulated Fund (except a person that indirectly controls the entity solely because it controls the Regulated Fund), (c) that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, (d) whose investment adviser is an Adviser and (e) that is not a Wholly-Owned Investment Sub. In the case of a Wholly-Owned Investment Sub that does not have a chief compliance officer or a Board, the chief compliance officer and Board of the Regulated Fund that controls the Wholly-Owned Investment Sub will be deemed to serve those roles for the Wholly-Owned Investment Sub. In the case of a Joint Venture or a BDC Downstream Fund (as applicable) that does not have a chief compliance officer or a Board, the chief compliance officer of the Regulated Fund will be deemed to be the Joint Venture’s or BDC Downstream Fund’s chief compliance officer, and the Joint Venture’s or BDC Downstream Fund’s investment committee will be deemed to be the Joint Venture’s or BDC Downstream Fund’s Board.
~~5~~6     “Affiliated Entity” means an entity not controlled by a Regulated Fund that intends to engage in Co-Investment Transactions and that is (a) with respect to a Regulated Fund, another Regulated Fund; (b) an Adviser or its affiliates (other than an open-end investment company registered under the 1940 Act), and any direct or indirect, wholly- or majority-owned subsidiary of an Adviser or its affiliates (other than ~~of~~ an open-end investment company registered under the 1940 Act)~~,~~  that is participating in a Co-Investment Transaction in a principal capacity; or (c) any entity that would be an investment company but for Section 3(c) of the 1940 Act or Rule 3a-7 thereunder and whose investment adviser is an Adviser. To the extent that an entity described in clause (b) is not advised by an Adviser, such entity shall be deemed to be an Adviser for purposes of the conditions.
~~6~~7     “Co-Investment Transaction” means the acquisition or Disposition of securities of an issuer in a transaction effected in reliance on the Order or previously granted relief.

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referred to herein as “Participants.”~~7~~8 The Applicants do not seek relief for transactions effected consistent with Commission staff no-action positions.~~8~~9
II.    GENERAL DESCRIPTION OF THE APPLICANTS
A.    ~~GALT~~Aristotle Pacific Enhanced CLO Income Fund
~~GALT~~APECIF was organized under the Delaware Statutory Trust Act on ~~May 29, 2024 and formally commenced operations on December 9, 2024. GALT~~September 5, 2025. APECIF is an externally managed, continuously offered, non-diversified~~,~~  closed-end management investment company that operates as an interval fund pursuant to Rule 23c-3 under the 1940 Act. ~~GALT~~APECIF intends to qualify ~~annually~~and elect to be treated as a regulated investment company (“RIC”) under Sub-Chapter M of the Internal Revenue Code of 1986, as amended~~. GALT’s~~, and intends to qualify as a RIC in the future. APECIF’s principal place of business is ~~1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.~~615 East Michigan Street, Milwaukee, Wisconsin 53202. APECIF seeks to provide attractive risk-adjusted returns. APECIF seeks to achieve its investment objective by primarily investing in Collateralized Loan Obligations (“CLOs”), which include senior tranches and mezzanine tranches, the unrated subordinated tranche, and CLO warehousing facilities of broadly syndicated U.S. dollar denominated CLOs. Under normal circumstances, at least 80% of the Fund’s net assets, plus any borrowings made for investment purposes, will be invested in CLOs. The board of trustees of APECIF consists of four members, all of whom are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (the “APECIF Board” and together with the board of directors or trustees of any Future Regulated Fund, the “Board”).10
~~GALT’s primary investment objective is to (i) achieve and grow current income by investing primarily in debt securities of established businesses or real estate holding intermediaries that it believes will provide stable earnings and cash flow to pay expenses, make principal and interest payments on GALT’s outstanding indebtedness and make distributions to shareholders that grow over time; and (ii) provide GALT’s shareholders with long-term capital appreciation in the value of GALT’s assets by investing in equity securities of established businesses, including in connection with its debt investments, that its believe can grow over time to permit GALT to sell its equity investments for capital gains. GALT has a seven-member board (the “GALT Board”), of which five members are not “interested” persons of GALT within the meaning of Section 2(a)(19) of the Act.11~~
B.    ~~GLAD~~Aristotle Pacific Capital, LLC
Aristotle Pacific is a limited liability company formed in Delaware with its principal place of business at 840 Newport Center Drive, 7th Floor, Newport Beach, California 92660. Aristotle Pacific is a corporate credit focused investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”). Aristotle Pacific is a subsidiary of Aristotle Capital Management, LLC (“Aristotle Capital”), an adviser registered under the Advisers Act that specializes in equity portfolio management for institutional and individual clients, primarily owned by its employees. Aristotle Capital and senior members of Aristotle Pacific hold controlling interests in Aristotle Pacific.
Aristotle Pacific serves as investment manager to APECIF and, subject to the oversight of the APECIF Board, directs the investments of APECIF in accordance with its investment objectives, policies and limitations. In addition to APECIF, Aristotle Pacific currently provides investment advisory services primarily to institutional clients, including corporations, insurance companies, affiliated and non-affiliated
~~7~~8     “Adviser” means ~~GMC~~Aristotle Pacific and any other investment adviser controlling, controlled by, or under common control with ~~GMC~~Aristotle Pacific. The term “Adviser” also includes any internally-managed Regulated Fund.
~~8~~9     See, e.g., Massachusetts Mutual Life Insurance Co. (pub. avail. June 7, 2000), Massachusetts Mutual Life Insurance Co. (pub. avail. July 28, 2000) and SMC Capital, Inc. (pub. avail. Sept. 5, 1995).
10     The Board of each Future Regulated Fund will consist of a majority of members who are not “interested persons” of such Future Regulated Fund within the meaning of Section 2(a)(19) of the 1940 Act.
~~9     The Board of each Future Regulated Fund will consist of a majority of members who are not “interested persons” of such Future Regulated Fund within the meaning of Section 2(a)(19) of the Act.~~

4
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registered investment companies, and privately offered pooled investment funds and, in this connection, serves as the investment adviser or investment sub-adviser to each of the Existing Affiliated Funds.
~~GLAD was organized as a corporation under the General Corporate Laws of the State of Maryland on May 30, 2001 and completed an initial public offering on August 23, 2001. GLAD is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC, under the Act. GLAD intends to qualify annually as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended. GLAD’s principal place of business is 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.~~
~~GLAD’s investment objectives are to: (1) achieve and grow current income by investing in debt securities of established lower middle market companies in the U.S. that GLAD believes will provide stable earnings and cash flow to pay expenses, make principal and interest payments on GLAD’s outstanding indebtedness and make distributions to stockholders that grow over time; and (2) provide GLAD’s stockholders with long-term capital appreciation in the value of its assets by investing in equity securities, in connection with its debt investments, that GLAD believes can grow over time to permit it to sell its equity investments for capital gains. GLAD has a seven-member board (the “GLAD Board”), of which five members are not “interested” persons of GLAD within the meaning of Section 2(a)(19) of the Act.~~
C.    ~~GAIN~~Existing Affiliated Funds
The Existing Affiliated Funds are investment vehicles, each of which is a separate and distinct legal entity that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act. Aristotle Pacific manages the Existing Affiliated Funds. Each Existing Affiliated Fund has a General Partner or Managing Member, each of which is affiliated with Aristotle Pacific. A complete list of the Existing Affiliated Funds is included in Schedule A hereto.
~~GAIN was organized as a corporation under the Delaware General Corporation Law on February 18, 2005 and completed an initial public offering on June 22, 2005. GAIN is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC, under the Act. GAIN intends to qualify annually as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended. GAIN’s principal place of business is 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.~~
~~GAIN’s investment objectives are to: (i) achieve and grow current income by investing in debt securities of established businesses that GAIN believes will provide stable earnings and cash flow to pay expenses, make principal and interest payments on GAIN’s outstanding indebtedness and make distributions to stockholders that grow over time, and (ii) provide GAIN’s stockholders with long-term capital appreciation in the value of GAIN’s assets by investing in equity securities of established businesses, generally in combination with the aforementioned debt securities, that GAIN believes can grow over time to permit it to sell its equity investments for capital gains. GAIN has a seven-member board (the “GAIN Board” and, together with the GALT Board, the GLAD Board and the board of any Future Regulated Fund, the “Board”), of which five members are not “interested” persons of GAIN within the meaning of Section 2(a)(19) of the Act.~~
~~D.    GMC~~
~~GMC serves as the investment adviser of the Existing Regulated Funds, and either it or another Adviser will serve as the investment adviser to any Future Regulated Fund. GMC is a Delaware corporation and is a registered investment adviser with the Commission under the Investment Advisers Act of 1940. On the date of this Application, GMC’s sole clients that intend to rely on the Order are GALT, GAIN and GLAD.~~
~~GMC is a leading alternative asset manager providing services to funds that invest in a diverse range of alternative strategies, including private debt, private equity, real estate and natural resource real assets. The firm is headquartered in McClean, Virginia and has offices in other states.~~
~~Under the terms of an investment advisory agreement with each Existing Regulated Fund, GMC will, among other things, manage the investment portfolio, direct purchases and sales of portfolio securities and report thereon to each Existing Regulated Fund’s officers and directors/trustees regularly.~~

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III.    ORDER REQUESTED
The Applicants request an Order of the Commission under Sections 17(d) and 57(i) of the 1940 Act and Rule 17d-1 thereunder to permit, subject to the terms and conditions set forth below in this Application (the “Conditions”), each Regulated Fund to be able to participate with one or more Affiliated Entities in Co-Investment Transactions otherwise prohibited by Sections 17(d) and 57(a)(4) of the 1940 Act and Rule 17d-1 thereunder.
A.    Applicable Law
Section 17(d), in relevant part, prohibits an affiliated person, or an affiliated person of such affiliated person, of a registered investment company, acting as principal, from effecting any transaction in which the registered investment company is “a joint or a joint and several participant with such person” in contravention of such rules as the SEC may prescribe “for the purpose of limiting or preventing participation by such [fund] on a basis different from or less advantageous than that of such other participant.”
Rule 17d-1 prohibits an affiliated person, or an affiliated person of such affiliated person, of a registered investment company, acting as principal, from participating in, or effecting any transaction in connection with, any “joint enterprise or other joint arrangement or profit-sharing plan”~~10~~12 in which the fund is a participant without first obtaining an order from the SEC.
Section 57(a)(4), in relevant part, prohibits any person related to a business development company in the manner described in Section 57(b), acting as principal, from knowingly effecting any transaction in which the business development company is a joint or a joint and several participant with such persons in contravention of such rules as the Commission may prescribe for the purpose of limiting or preventing participation by the business development company on a basis less advantageous than that of such person. Section 57(i) provides that, until the SEC prescribes rules under Section 57(a), the SEC’s rules under Section 17(d) applicable to registered closed-end investment companies will be deemed to apply to persons subject to the prohibitions of Section 57(a). Because the SEC has not adopted any rules under Section 57(a), Rule 17d-1 applies to persons subject to the prohibitions of Section 57(a).
Rule 17d-1(b) provides, in relevant part, that in passing upon applications under the rule, the Commission will consider whether the participation of a registered investment company in a joint enterprise, joint arrangement or profit-sharing plan on the basis proposed is consistent with the provisions, policies and purposes of the 1940 Act and the extent to which such participation is on a basis different from or less advantageous than that of other participants.
B.    Need for Relief
Each Regulated Fund may be deemed to be an affiliated person of each other Regulated Fund within the meaning of Section 2(a)(3) if it is deemed to be under common control because an Adviser is or will be either the investment adviser or sub-adviser to each Regulated Fund. Section 17(d) and Section 57(b) apply to any investment adviser to a closed-end fund or a business development company, respectively, including a sub-adviser. Thus, an Adviser and any Affiliated Entities that it advises could be deemed to be persons related to Regulated Funds in a manner described by Sections 17(d) and 57(b). With respect to ~~GMC~~Aristotle Pacific and any other Advisers that are deemed to be affiliated persons of each other, Affiliated Entities advised by any of them could be deemed to be persons related to Regulated Funds (or a company controlled by a Regulated Fund) in a manner described by Sections 17(d) and 57(b). In addition, any entities or accounts controlled by or under common control with ~~any Adviser~~Aristotle Pacific and/or any other Advisers that are deemed to be affiliated persons of each other that may, from time to time, hold various financial assets in a principal capacity, could be deemed to be persons related to Regulated Funds (or a company controlled by a Regulated Fund) in a manner described by Sections 17(d) and 57(b). Finally, with respect to any Wholly-Owned Investment Sub, Joint Venture, or BDC Downstream Fund of a
~~10~~12     Rule 17d-1(c) defines a “[j]oint enterprise or other joint arrangement or profit-sharing plan” to include, in relevant part, “any written or oral plan, contract, authorization or arrangement or any practice or understanding concerning an enterprise or undertaking whereby a registered investment company … and any affiliated person of or principal underwriter for such registered company, or any affiliated person of such a person or principal underwriter, have a joint or a joint and several participation, or share in the profits of such enterprise or undertaking ….”

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Regulated Fund, such entity would be a company controlled by its parent Regulated Fund for purposes of Section 57(a)(4) of the 1940 Act and Rule 17d-l under the 1940 Act.
C.    Conditions
Applicants agree that any Order granting the requested relief will be subject to the following Conditions.
1.    Same Terms. With respect to any Co-Investment Transaction, each Regulated Fund, and Affiliated Entity participating in such transaction will acquire, or dispose of, as the case may be, the same class of securities, at the same time, for the same price and with the same conversion, financial reporting and registration rights, and with substantially the same other terms (provided that the settlement date for an Affiliated Entity may occur up to ten business days after the settlement date for the Regulated Fund, and vice versa). If a Participant, but not all of the Regulated Funds, has the right to nominate a director for election to a portfolio company’s board of directors, the right to appoint a board observer or any similar right to participate in the governance or management of a portfolio company, the Board of each Regulated Fund that does not hold this right must be given the opportunity to veto the selection of such person.~~11~~13
2.    Existing Investments in the Issuer. Prior to a Regulated Fund acquiring in a Co-Investment Transaction a security of an issuer in which an Affiliated Entity has an existing interest in such issuer, the “required majority,” as defined in Section 57(o) of the 1940 Act,~~12~~14 of the Regulated Fund (“Required Majority”) will take the steps set forth in Section 57(f) of the 1940 Act,~~13~~15 unless: (i) the Regulated Fund already holds the same security as each such Affiliated Entity; and (ii) the Regulated Fund and each other Affiliated Entity holding the security is participating in the acquisition in approximate proportion to its then-current holdings.
3.    Related Expenses. Any expenses associated with acquiring, holding or disposing of any securities acquired in a Co-Investment Transaction, to the extent not borne by the Adviser(s), will be shared among the Participants in proportion to the relative amounts of the securities being acquired, held or disposed of, as the case may be.~~14~~16
4.    No Remuneration. Any transaction fee~~15~~17 (including break-up, structuring, monitoring or commitment fees but excluding broker’s fees contemplated by section 17(e) or 57(k) of the 1940 Act, as applicable), received by an Adviser and/or a Participant in connection with a Co-Investment Transaction will be distributed to the Participants on a pro rata basis based on the amounts they invested or committed, as the case may be, in such Co-Investment Transaction. If any transaction fee is to be held by an Adviser pending consummation of the transaction,
~~11~~13     Such a Board can also, consistent with applicable fund documents, facilitate this opportunity by delegating the authority to veto the selection of such person to a committee of the Board.
~~12~~14     Section 57(o) defines the term “required majority,” in relevant part, with respect to the approval of a proposed transaction, as both a majority of a BDC’s directors who have no financial interest in the transaction and a majority of such directors who are not interested persons of the BDC. In the case of a Regulated Fund that is not a BDC, the Board members that constitute the Required Majority will be determined as if such Regulated Fund were a BDC subject to Section 57(o) of the 1940 Act.
~~13~~15     Section 57(f) provides for the approval by a Required Majority of certain transactions on the basis that, in relevant part: (i) the terms of the transaction, including the consideration to be paid or received, are reasonable and fair to the shareholders of the BDC and do not involve overreaching of the BDC or its shareholders on the part of any person concerned; (ii) the proposed transaction is consistent with the interests of the BDC’s shareholders and the BDC’s policy as recited in filings made by the BDC with the Commission and the BDC’s reports to shareholders; and (iii) the BDC’s directors record in their minutes and preserve in their records a description of the transaction, their findings, the information or materials upon which their findings were based, and the basis for their findings.
~~14~~16     Expenses of an individual Participant that are incurred solely by the Participant due to its unique circumstances (such as legal and compliance expenses) will be borne by such Participant.
~~15~~17     Applicants are not requesting and the Commission is not providing any relief for transaction fees received in connection with any Co-Investment Transaction.

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the fee will be deposited into an account maintained by the Adviser at a bank or banks having the qualifications prescribed in section 26(a)(1) of the 1940 Act, and the account will earn a competitive rate of interest that will also be divided pro rata among the Participants based on the amount they invest in such Co-Investment Transaction. No Affiliated Entity, Regulated Fund, or any of their affiliated persons will accept any compensation, remuneration or financial benefit in connection with a Regulated Fund’s participation in a Co-Investment Transaction, except: (i) to the extent permitted by Section 17(e) or 57(k) of the 1940 Act; (ii) as a result of either being a Participant in the Co-Investment Transaction or holding an interest in the securities issued by one of the Participants; or (iii) in the case of an Adviser, investment advisory compensation paid in accordance with investment advisory agreement(s) with the Regulated Fund(s) or Affiliated Entity(ies).
5.    Co-Investment Policies. Each Adviser (and each Affiliated Entity that is not advised by an Adviser) will adopt and implement policies and procedures reasonably designed to ensure that: (i) opportunities to participate in Co-Investment Transactions are allocated in a manner that is fair and equitable to every Regulated Fund; and (ii) the Adviser negotiating the Co-Investment Transaction considers the interest in the Transaction of any participating Regulated Fund (the “Co-Investment Policies”). Each Adviser (and each Affiliated Entity that is not advised by an Adviser) will provide its Co-Investment Policies to the Regulated Funds and will notify the Regulated Funds of any material changes thereto.~~16~~18
6.    Dispositions:
(a)    Prior to any Disposition~~17~~19 by an Affiliated Entity of a security acquired in a Co-Investment Transaction, the Adviser to each Regulated Fund that participated in the Co-Investment Transaction will be notified and each such Regulated Fund given the opportunity to participate pro rata based on the proportion of its holdings relative to the other Affiliated Entities participating in such Disposition.
(b)    Prior to any Disposition by a Regulated Fund of a security acquired in a Co-Investment Transaction, the Required Majority will take the steps set forth in Section 57(f) of the 1940 Act, unless: (i) each Affiliated Entity holding the security participates in the Disposition in approximate proportion to its then-current holding of the security; or (ii) the Disposition is a sale of a Tradable Security.~~18~~20
7.    Board Oversight.
(a)    Each Regulated Fund’s ~~directors~~trustees will oversee the Regulated Fund’s participation in the co-investment program in the exercise of their reasonable business judgment.
(b)    Prior to a Regulated Fund’s participation in Co-Investment Transactions, the Regulated Fund’s Board, including a Required Majority, will: (i) review the Co-Investment Policies, to ensure that they are reasonably designed to prevent the Regulated Fund from being disadvantaged by participation in the co-investment program; and (ii) approve policies and procedures of the Regulated Fund that are reasonably designed to ensure compliance with the terms of the Order.
(c)    At least quarterly, each Regulated Fund’s Adviser and chief compliance officer (as defined in Rule 38a-1(a)(4)) will provide the Regulated Fund Boards with reports or other information requested by the Board related to a Regulated Fund’s participation in Co-Investment Transactions and a summary of matters, if any, deemed significant that may have arisen during the period related to the implementation of the Co-Investment Policies and the Regulated Fund’s policies and procedures approved pursuant to (b) above.
~~16~~18     The Affiliated Entities may adopt shared Co-Investment Policies.
~~17~~19     “Disposition” means the sale, exchange, transfer or other disposition of an interest in a security of an issuer.
~~18~~20     “Tradable Security” means a security which trades: (i) on a national securities exchange (or designated offshore securities market as defined in Rule 902(b) under the Securities Act of 1933, as amended) and (ii) with sufficient volume and liquidity (findings which are to be made in good faith and documented by the Advisers to any Regulated Funds) to allow each Regulated Fund to dispose of its entire remaining position within 30 days at approximately the price at which the Regulated Fund has valued the investment.

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(d)    Every year, each Regulated Fund’s Adviser and chief compliance officer will provide the Regulated Fund’s Board with reports or other information requested by the Board related to the Regulated Fund’s participation in the co-investment program and any material changes in the Affiliated Entities’ participation in the co-investment program, including changes to the Affiliated Entities’ Co-Investment Policies.
(e)    The Adviser and the chief compliance officer will also notify the Regulated Fund’s Board of a compliance matter related to the Regulated Fund’s participation in the co-investment program and related Co-Investment Policies or the Regulated Fund’s policies and procedures approved pursuant to (b) above that a Regulated Fund’s chief compliance officer considers to be material.
8.    Recordkeeping. All information presented to the Board pursuant to the order will be kept for the life of the Regulated Fund and at least two years thereafter, and will be subject to examination by the Commission and its Staff. Each Regulated Fund will maintain the records required by Section 57(f)(3) as if it were a business development company and each of the Co-Investment Transactions were approved by the Required Majority under Section 57(f).~~19~~21
9.    In the event that the Commission adopts a rule under the 1940 Act allowing co-investments of the type described in this Application, any relief granted by the Order will expire on the effective date of that rule.
IV.    STATEMENT IN SUPPORT OF RELIEF REQUESTED
Applicants submit that allowing the Co-Investment Transactions described by this Application is justified on the basis of (i) the potential benefits to the Regulated Funds and their respective shareholders and (ii) the protections found in the terms and conditions set forth in this Application.
A.    Potential Benefits to the Regulated Funds and their Shareholders
Section 57(a)(4) and Rule 17d-1 (as applicable) limit the ability of the Regulated Funds to participate in attractive co-investment opportunities under certain circumstances. If the relief is granted, the Regulated Funds should: (i) be able to participate in a larger number and greater variety of investments, thereby diversifying their portfolios and providing related risk-limiting benefits; (ii) be able to participate in larger financing opportunities, including those involving issuers with better credit quality, which otherwise might not be available to investors of a Regulated Fund’s size; (iii) have greater bargaining power (notably with regard to creditor protection terms and other similar investor rights), more control over the investment and less need to bring in other external investors or structure investments to satisfy the different needs of external investors; (iv) benefit from economies of scale by sharing fixed expenses associated with an investment with the other Participants; and (v) be able to obtain better deal flow from investment bankers and other sources of investments.
B.    Shareholder Protections
Each Co-Investment Transaction would be subject to the terms and conditions of this Application. The Conditions are designed to address the concerns underlying Sections 17(d) and 57(a)(4) and Rule 17d-l by ensuring that participation by a Regulated Fund in any Co-Investment Transaction would not be on a basis different from or less advantageous than that of other Participants. Under Condition 5, each Adviser (and each Affiliated Entity that is not advised by an Adviser) will adopt and implement Co-Investment Policies that are reasonably designed to ensure that (i) opportunities to participate in Co-Investment Transactions are allocated in a manner that is fair and equitable to every Regulated Fund; and (ii) the Adviser negotiating the Co Investment Transaction considers the interest in the Transaction of any participating Regulated Fund. The Co-Investment Policies will require an Adviser to make an independent determination of the appropriateness of a Co-Investment Transaction and the proposed allocation size based on each Participant’s specific investment profile and other relevant characteristics.
~~19~~21     If a Regulated Fund enters into a transaction that would be a Co-Investment Transaction pursuant to this Order in reliance on another exemptive order instead of this Order, the information presented to the Board and records maintained by the Regulated Fund will expressly indicate the order relied upon by the Regulated Fund to enter into such transaction.

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V.    PRECEDENTS
The Commission has previously issued orders permitting certain investment companies subject to regulation under the 1940 Act and their affiliated persons to be able to participate in Co-Investment Transactions (the “Existing Orders”).~~20~~22 Similar to the Existing Orders, the Conditions described herein are designed to mitigate the possibility for overreaching and to promote fair and equitable treatment of the Regulated Funds. Accordingly, the Applicants submit that the scope of investor protections contemplated by the Conditions are consistent with those found in the Existing Orders.
VI.    PROCEDURAL MATTERS
A.    Communications
Please address all communications concerning this Application, the Notice and the Order to:

Alyssa M. Bernard, Secretary Aristotle Pacific Enhanced CLO Income Fund c/o U.S. Bank Global Fund Services 615 East Michigan Street Milwaukee, Wisconsin 53202 (414) 516-1681 alyssa.bernard@usbank.com	Joseph Lallande, Esq. General Counsel & Secretary Aristotle Pacific Capital, LLC 840 Newport Center Drive, 7th Floor Newport Beach, California 92660 (949) 999-4928 apclegal@aristotlecap.com
~~David Gladstone~~
~~Chief Executive Officer~~
~~Gladstone Management Corporation~~
~~1521 Westbranch Drive, Suite 100~~
~~McLean, Virginia 22102~~
~~Telephone: (703) 287-5800~~
~~david.gladstone@gladstone.com~~
Please address any questions, and a copy of any communications, concerning this Application, the Notice, and the Order to:
~~William J. Tuttle, P.C.~~
~~20~~22     See, e.g., FS Credit Opportunities Corp., et al. (File No. 812-15706), Release No. IC-35520 (April 3, 2025) (notice), Release No. IC-35561 (April 29, 2025) (order); Sixth Street Specialty Lending, Inc. et al. (File No. 812-15729), Release No. IC-35531 (April 10, 2025) (notice), Release No. IC-35570 (May 6, 2025) (order); Blue Owl Capital Corporation, et al. (File No. 812-15715), Release No. IC-35530 (April 9, 2025) (notice), Release No. IC-35573 (May 6, 2025) (order); BlackRock Growth Equity Fund LP, et al. (File No. 812-15712), Release No. IC-35525 (April 8, 2025) (notice), Release No. IC-35572 (May 6, 2025) (order); MidCap Financial Investment Corp, et al. (File No. 812-15725), Release No. IC-35540 (April 16, 2025)(notice), Release No. IC-35588 (May 14, 2025)(order); Invesco Dynamic Credit Opportunity Fund, et al. (File No. 812-15781), Release No. IC-35695(notice)(July 29, 2025), Release No. IC-35726(August 26, 2025)(order); and Gladstone Alternative Income Fund, et al. (File No. 812-15806), Release No. IC- 35737 (Sept. 4, 2025) (notice), Release No. IC-35773 (Sept. 30, 2025) (order).

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Deborah Bielicke Eades Vedder Price P.C. 222 North LaSalle Street Chicago, Illinois 60601 (312) 609-7661 deades@vedder.com	Joseph M. Mannon Vedder Price P.C. 222 North LaSalle Street Chicago, Illinois 60601 (312) 609-7883 jmannon@vedder.com
~~Erin M Lett~~
~~Kirkland & Ellis LLP~~
~~1301 Pennsylvania Ave NW~~
~~Washington, DC 20004~~
~~(202) 389-5000~~
~~william.tuttle@kirkland.com~~
~~erin.lett@kirkland.com~~
B.    Authorizations
The filing of this Application for the Order sought hereby and the taking of all acts reasonably necessary to obtain the relief requested herein was authorized by the Board of each Existing Regulated Fund pursuant to resolutions duly adopted by the Board. Copies of the resolutions are provided below.
Pursuant to Rule 0-2(c), Applicants hereby state that each ~~Existing Regulated Fund and Existing Affiliated Fund have~~Applicant has authorized to cause to be prepared and to execute and file with the Commission this Application and any amendment thereto for an order pursuant to Section 57(i) and Rule 17d-1 permitting certain joint transactions otherwise prohibited by Sections 17(d) and 57(a)(4) and Rule 17d-1. The person executing the Application on behalf of the Applicants being duly sworn deposes and says that he has duly executed the Application for and on behalf of the applicable entity listed; that he is authorized to execute the Application pursuant to the terms of an operating agreement, management agreement or otherwise; and that all actions by members, directors, trustees, or other bodies necessary to authorize each such deponent to execute and file the Application have been taken.
In accordance with the requirements for a request for expedited review of this Application, marked copies of two recent applications seeking the same relief as Applicants that are substantially identical as required by Rule 0-5(e) of the 1940 Act are attached as Exhibit B. In accordance with Rule 0-5(f)(2)(i)(A), a marked copy showing changes from the initial filing of the Application made on November 14, 2025 to this amended filing of the Application is attached as Exhibit C.

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The Applicants have caused this Application to be duly signed on their behalf on ~~the 12th day of August, 2025~~April 3, 2026.

ARISTOTLE PACIFIC ENHANCED CLO INCOME FUND By: /s/ Benjamin J. Eirich Name: Benjamin J. Eirich Title: President	~~GLADSTONE ALTERNATIVE INCOME FUND~~ ARISTOTLE PACIFIC CAPITAL, LLC By: /s/ ~~David Gladstone~~Joseph Lallande Name: ~~David Gladstone~~Joseph Lallande Title: ~~Chief Executive Officer~~General Counsel & Secretary
~~GLADSTONE CAPITAL CORPORATION~~APC HIGH YIELD BOND FUND, LP
By: APC HY Bond GP, LLC, its general partner
By: /s/ ~~David Gladstone~~Joseph Lallande
Name: ~~David Gladstone~~Joseph Lallande
Title: ~~Chief Executive Officer~~General Counsel

~~GLADSTONE INVESTMENT CORPORATION~~APC SHORT DURATION HIGH YIELD FUND, LP
By: APC Short Duration HY GP, LLC, its general partner
By: /s/ ~~David Gladstone~~Joseph Lallande
Name: ~~David Gladstone~~Joseph Lallande
Title: ~~Chief Executive Officer~~General Counsel

~~GLADSTONE MANAGEMENT CORPORATION By: /s/ David Gladstone  Name: David Gladstone Title: Chief Executive Officer~~
PACIFIC ASSET MANAGEMENT BANK LOAN L.P. By: PAM Bank Loan Fund GP LLC, its general partner By: /s/ Joseph Lallande Name: Joseph Lallande Title: General Counsel
~~Existing Wholly-Owned Subsidiaries:~~
APC MULTI-SECTOR BOND, L.P.
~~GLADSTONE BUSINESS LOAN,~~By: APC Multi-Sector GP LLC, its general partner
~~GLADSTONE BUSINESS INVESTMENT, LLC~~
By: /s/ ~~David Gladstone~~Carl Gee
Name:  ~~David Gladstone~~Carl Gee
Title: ~~Chief Executive Officer~~Counsel

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VERIFICATION
Each of the undersigned states that he or she has duly executed the attached ~~application dated as of August 12, 2025~~ Application for an Order under Sections 17(d) and 57(i) of the Investment Company Act of 1940, as amended, and Rule 17d-1 thereunder, dated March 9, 2026 for and on behalf of the entities listed below; that he or she holds office with such entity as indicated below and that all action by directors, officers, stockholders, general partners, trustees or members of each entity and any other body necessary to authorize the undersigned to execute and file such ~~instrument~~Application has been taken. Each of the undersigned further states that he or she is familiar with such instrument~~,~~  and the contents thereof, and that the facts ~~therein~~ set forth therein are true to the best of his or her knowledge, information and belief.

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ARISTOTLE PACIFIC ENHANCED CLO INCOME FUND By: /s/ Benjamin J. Eirich Name: Benjamin J. Eirich Title: President	~~GLADSTONE ALTERNATIVE INCOME FUND~~ ARISTOTLE PACIFIC CAPITAL, LLC By: /s/ ~~David Gladstone~~Joseph Lallande Name:  ~~David Gladstone~~Joseph Lallande Title:  ~~Chief Executive Officer~~General Counsel & Secretary
~~GLADSTONE CAPITAL CORPORATION~~APC HIGH YIELD BOND FUND, LP
By: APC HY Bond GP, LLC, its general partner
By: /s/ ~~David Gladstone~~Joseph Lallande
Name:  ~~David Gladstone~~Joseph Lallande
Title: ~~Chief Executive Officer~~General Counsel

~~GLADSTONE INVESTMENT CORPORATION~~APC SHORT DURATION HIGH YIELD FUND, LP
By: APC Short Duration HY GP, LLC, its general partner
By: /s/ ~~David Gladstone~~Joseph Lallande
Name:  ~~David Gladstone~~Joseph Lallande
Title: ~~Chief Executive Officer~~General Counsel

~~GLADSTONE MANAGEMENT CORPORATION By: /s/ David Gladstone  Name: David Gladstone Title: Chief Executive Officer~~
PACIFIC ASSET MANAGEMENT BANK LOAN L.P. By: PAM Bank Loan Fund GP LLC, its general partner By: /s/ Joseph Lallande Name: Joseph Lallande Title: General Counsel
~~Existing Wholly-Owned Subsidiaries:~~
APC MULTI-SECTOR BOND, L.P.
~~GLADSTONE BUSINESS LOAN,~~By: APC Multi-Sector GP LLC, its general partner
~~GLADSTONE BUSINESS INVESTMENT, LLC~~
By: /s/ ~~David Gladstone~~Carl Gee
Name:  ~~David Gladstone~~Carl Gee
Title:  ~~Chief Executive Officer~~Counsel

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Schedule A
Existing Affiliated Funds
APC HIGH YIELD BOND FUND, LP
APC SHORT DURATION HIGH YIELD FUND, LP
PACIFIC ASSET MANAGEMENT BANK LOAN L.P.
APC MULTI-SECTOR BOND, L.P.

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EXHIBIT A
Resolutions of the Board of Trustees of ~~Gladstone Alternative~~Aristotle Pacific Enhanced CLO Income Fund
Approval of Filing Section 17(d) Application for Co-Investment Relief
WHEREAS, the Board deems it is advisable and in the best interest of the Fund to file with the U.S. Securities and Exchange Commission (the “Commission”) an application for an order pursuant to Sections 17(d) and 57(i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rule 17d-l promulgated thereunder (the “Application”), to authorize the entering into of certain joint transactions that otherwise may be prohibited by Sections 17(d) and 57(a)(4) of the 1940 Act and Rule 17d-1 promulgated thereunder.
NOW, THEREFORE, BE IT RESOLVED, that the officers of ~~Gladstone Management Corporation and~~ the Fund be, and each of them hereby is, authorized and directed on behalf of the Fund and in its name and on behalf of the Fund, to prepare, execute, and cause to be filed with the Commission an Application for an Order of Exemption, substantially in the form attached hereto as Exhibit A, and any amendments thereto, pursuant to ~~Sections~~Section 17(d) ~~and 57(i)~~ of the 1940 Act, and Rule 17d-1 promulgated under the 1940 Act, authorizing certain joint transactions that otherwise may be prohibited by Section 17(d) ~~and 57(a)(4)~~ of the 1940 Act; and it is further
RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and directed to take such further action and execute such other documents as such officer or officers shall deem necessary or advisable in order to effectuate the intent of the foregoing resolution; and it is further
RESOLVED, that any and all actions previously taken by the Fund or any of its trustees or officers in connection with the actions contemplated by the foregoing resolutions be, and each of them hereby is, ratified, confirmed, approved and adopted in all respects as and for the acts and deeds of the Fund.
~~Resolutions of the Board of Directors of Gladstone Capital Corporation~~
~~Approval of Filing Application for Co-Investment Relief~~
~~WHEREAS, the Board deems it is advisable and in the best interest of the Fund to file with the U.S. Securities and Exchange Commission (the “Commission”) an application for an order pursuant to Sections 17(d) and 57(i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rule 17d-l promulgated thereunder (the “Application”), to authorize the entering into of certain joint transactions that otherwise may be prohibited by Sections 17(d) and 57(a)(4) of the 1940 Act and Rule 17d-1 promulgated thereunder.~~
~~NOW, THEREFORE, BE IT RESOLVED, that the officers of Gladstone Management Corporation and the Fund be, and each of them hereby is, authorized and directed on behalf of the Fund and in its name and on behalf of the Fund, to prepare, execute, and cause to be filed with the Commission an Application for an Order of Exemption, substantially in the form attached hereto as Exhibit A, and any amendments thereto, pursuant to Sections 17(d) and 57(i) of the 1940 Act, and Rule 17d-1 promulgated under the 1940 Act, authorizing certain joint transactions that otherwise may be prohibited by Section 17(d) and 57(a)(4) of the 1940 Act; and it is further~~
~~RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and directed to take such further action and execute such other documents as such officer or officers shall deem necessary or advisable in order to effectuate the intent of the foregoing resolution; and it is further~~
~~RESOLVED, that any and all actions previously taken by the Fund or any of its directors or officers in connection with the actions contemplated by the foregoing resolutions be, and each of them hereby is, ratified, confirmed, approved and adopted in all respects as and for the acts and deeds of the Fund.~~
~~Resolutions of the Board of Directors of Gladstone Investment Corporation~~
~~Approval of Filing Application for Co-Investment Relief~~
~~WHEREAS, the Board deems it is advisable and in the best interest of the Fund to file with the U.S. Securities and Exchange Commission (the “Commission”) an application for an order pursuant to Sections 17(d) and 57(i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rule 17d-l promulgated thereunder (the~~

16
~~VP/#75196535.3~~

~~“Application”), to authorize the entering into of certain joint transactions that otherwise may be prohibited by Sections 17(d) and 57(a)(4) of the 1940 Act and Rule 17d-1 promulgated thereunder.~~
~~NOW, THEREFORE, BE IT RESOLVED, that the officers of Gladstone Management Corporation and the Fund be, and each of them hereby is, authorized and directed on behalf of the Fund and in its name and on behalf of the Fund, to prepare, execute, and cause to be filed with the Commission an Application for an Order of Exemption, substantially in the form attached hereto as Exhibit A, and any amendments thereto, pursuant to Sections 17(d) and 57(i) of the 1940 Act, and Rule 17d-1 promulgated under the 1940 Act, authorizing certain joint transactions that otherwise may be prohibited by Section 17(d) and 57(a)(4) of the 1940 Act; and it is further~~
~~RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and directed to take such further action and execute such other documents as such officer or officers shall deem necessary or advisable in order to effectuate the intent of the foregoing resolution; and it is further~~
~~RESOLVED, that any and all actions previously taken by the Fund or any of its directors or officers in connection with the actions contemplated by the foregoing resolutions be, and each of them hereby is, ratified, confirmed, approved and adopted in all respects as and for the acts and deeds of the Fund.~~

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~~SCHEDULE A~~EXHIBIT B
Marked copies of the Application showing changes from the final versions of the two applications identified as substantially identical under Rule 0-5(e)(3).

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EXHIBIT C
Marked Copy of the Application Pursuant to Rule 0-5(f)(2)(i)(A).

~~Existing Wholly-Owned Subsidiaries~~
~~Existing Wholly-Owned Subsidiaries of Gladstone Capital Corporation~~
~~GLADSTONE BUSINESS LOAN, LLC~~

~~Existing Wholly-Owned Subsidiaries of Gladstone Investment Corporation~~
~~GLADSTONE BUSINESS INVESTMENT, LLC~~

VP/#75870549.1

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Summary report: Litera Compare for Word 11.12.0.83 Document comparison done on 4/3/2026 12:00:21 PM
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Modified filename: Amend. No. 2 to Application for Co-Investment Exemptive Relief - Aristotle Pacific, et al. (April 2026)(75870549.1).docx
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